Exhibit 99.1
AdCare Health Systems Reports Third Quarter 2014 Results
Company Makes Progress in Transition to a Facilities Holding Company;
14 of 37 Facilities Leased, Pending Approval

ATLANTA, GA, November 13, 2014-AdCare Health Systems, Inc. (NYSE MKT: ADK), (NYSE MKT: ADK.PRA) a recognized provider of senior living and healthcare facility management, today reported results for the third quarter ended September 30, 2014. The Company also provided an update on its transition to a healthcare facilities holding and leasing company.

Business and Financial Highlights

•
Since the Board approved the strategic plan to transition the Company’s business from an owner and operator of healthcare facilities to a healthcare facilities holding and leasing company, the Company has entered into agreements to lease or sublease 14 of its healthcare facilities.

◦	Of these 14 health care facilities, six of them are closed transactions.

◦	The Company expects to close on another three healthcare facilities that are pending regulatory approval by December 2014.

◦
The remaining five healthcare facilities are expected to close sometime in the first quarter of 2015 when financing approval is obtained from the U.S. Department of Housing and Urban Development (“HUD”).

•	Management currently expects the remaining 23 facilities to be leased or subleased, subject to approval from landlord, lenders, regulators, and/or HUD, by the end of the first quarter of 2015.

•	Revenues reflecting the historical business model as an owner and operator of skilled nursing facilities were $57.1 million, up 6.4% compared with $53.6 million in the third quarter of 2013.

•
Adjusted EBITDAR from continuing operations was $6.5 million, up 20.2% compared with $5.4 million in the third quarter of 2013 (see “Use of Non-GAAP Financial Information” below for the definition of Adjusted EBITDAR from continuing operations and its reconciliation to GAAP net loss).

•	Inclusive of a $1.5 million non-recurring charge, net loss attributable to AdCare common shareholders was $4.0 million compared with net loss of $0.5 million in the third quarter of 2013.

•	On October 10, 2014, William “Bill” McBride III, a veteran of the REIT industry, was named as Chief Executive Officer and President and as a member of the Board of Directors.
“I have been with AdCare for approximately one month, and everything I have seen thus far demonstrates that we are on the right path to maximize shareholder value,” commented Mr. McBride. “I made the decision to join AdCare after carefully reviewing the strategy the Board put together. I am fully behind this strategy and believe it represents a realistic path for creating shareholder value. We have made good progress thus far, and expect to have lease agreements in place for the remaining 23 properties by the end of March 2015, many of which will be subject to various third-party approvals from lenders, state regulators, and HUD. We are moving aggressively to secure these approvals, but we have limited control over the pace at which these approvals are granted. None of this changes the view of management or the Board about the strategy, but it will impact the speed at which we can implement this strategic transition.”
“Once we have closed on a sufficient number of facilities, the Board is committed to move expeditiously to begin returning cash to shareholders in the form of a dividend on the common stock,” added Mr. McBride. “We are moving as quickly as we can to reach this point, given the external approval requirements. As we progress in our efforts to identify and sign lease agreements and secure the necessary approvals, we will update shareholders on our expectations for the timing and amount of a dividend on the common stock.”
Third Quarter and Nine Month 2014 Summary of Financial Results
The results below do not reflect any significant changes in the business model and are primarily related to the historical business model of owning and operating healthcare facilities.
Revenues in the third quarter of 2014 were $57.1 million, up 6.4% from $53.6 million in the third quarter of 2013. Revenues for the first nine months of 2014 increased by 2.7% to $166.4 million from $162.0 million in 2013.
Quarterly Adjusted EBITDAR from continuing operations in the third quarter of 2014 totaled $6.5 million compared with $5.4 million in the third quarter of 2013. Adjusted EBITDAR from continuing operations for the first nine months of 2014 totaled $17.3 million compared to $14.3 million for the first nine months of 2013 (see “Use of Non-GAAP Financial Information” below for the definition of Adjusted EBITDAR from continuing operations, a non-GAAP financial measure, as well as an important discussion about the use of this measure and its reconciliation to GAAP net loss, the most directly comparable GAAP financial measure).
“I am encouraged by the professionalism of the AdCare team, delivering operational improvements during a period of transition,” added Mr. McBride. “During the quarter, we continued to reduce our fixed costs as part of the transition. Cost reduction will continue to be an important part of this strategic transition, moving at a measured pace to ensure we maintain the highest standards of patient care.”
The net loss attributable to AdCare common shareholders in the third quarter of 2014 totaled $4.0 million, or $(0.22) per basic and diluted share, compared with a net loss of $0.5 million, or $(0.03) per basic and diluted share, in the third quarter of 2013. Several non-recurring and non-operational expenses impacted the net loss for both periods, including salary retirement and continuation costs of $1.5 million in the third quarter of 2014, and a $2.0 million non-cash derivative gain and $0.3 million in non-recurring expense related to the audit committee’s investigation in the third quarter of 2013. For the first nine months of 2014, the net loss attributable to AdCare common stockholders was $10.3 million, or $(0.59) per basic and diluted share, compared with a net loss of $10.4 million, or $(0.70) per basic and diluted share, in 2013.

Cash and cash equivalents at September 30, 2014 totaled $12.9 million, as compared with $19.4 million at December 31, 2013. Restricted cash and investments at September 30, 2014 totaled $8.7 million, as compared with $15.4 million at December 31, 2013. Total debt outstanding at September 30, 2014 totaled $151.3 million (which includes $5.2 million in liabilities of disposal group held for sale and $6.0 million in liabilities of variable interest entity held for sale), as compared with $160.3 million at December 31, 2013 (which includes $6.0 million in liabilities of variable interest entity held for sale).
About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a recognized provider of senior living and health care facility management. Since the Company's inception in 1988, it has owned and managed long-term care facilities and retirement communities, and has sought to provide the highest quality of healthcare services to the elderly through its operating subsidiaries, including a broad range of skilled nursing and sub-acute care services. The Company has implemented a strategic plan pursuant to which, through a series of leasing transactions, it will transition from an owner and operator of healthcare facilities to a healthcare facilities holding and leasing company. For more information about AdCare, visit www.adcarehealth.com.
Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to: (i) statements regarding the strategic plan to transition the Company to a healthcare facilities holding and leasing company; (ii) statements regarding anticipated timing for obtaining third-party approvals from lenders, regulators and HUD for the lease or sublease of our healthcare facilities; (iii) statements regarding management’s expectations with respect to the timing of leasing or subleasing our remaining healthcare facilities; (iv) statements regarding anticipated dividend payments returning cash to shareholders; (v) statements regarding financial and operational improvements; and (vi) statements regarding the outlook for financial metrics. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, AdCare’s ability to refinance its current debt on more favorable terms, AdCare’s ability to expand its borrowing arrangement with certain existing lenders, AdCare’s ability to raise equity capital, AdCare’s ability to improve operating results, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.
References to the consolidated Company and its assets and activities, as well as the use of terms such as “we,” “us,” “our,” and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.
Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the Company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines: (i) “Adjusted EBITDA from continuing operations” as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, and other non-routine adjustments; and (ii) “Adjusted EBITDAR from continuing operations” as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, rent, and other non-routine adjustments.
Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, and certain acquisition related charges and other non-routine adjustments.
The Company believes these measures are useful to investors in evaluating the Company’s performance, results of operations and financial position for the following reasons:

•	They are helpful in identifying trends in the Company’s day-to-day performance because the items excluded have little or no significance to the Company’s day-to-day operations;

•
They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	They provide data that assists management to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of these measures provides a meaningful and consistent comparison of the Company’s underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the Company’s day-to-day operations.

Company Contact                Investor Relations
Bill McBride, CEO                Brett Maas, Managing Partner
AdCare Health Systems, Inc.            Hayden IR
Tel (404) 781-2884                Tel (646) 536-7331
bill.mcbride@adcarehealth.com        brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,867	$19,374
Restricted cash and investments	921	3,801
Accounts receivable, net of allowance of $6,202 and $4,989	25,771	23,598
Prepaid expenses and other	2,198	483
Assets of disposal group held for use	—	5,135
Assets of disposal group held for sale	7,045	400
Assets of variable interest entity held for sale	5,894	5,945
Total current assets	54,696	58,736

Restricted cash and investments	7,773	11,606
Property and equipment, net	136,572	138,233
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	4,254	4,889
Goodwill	4,224	4,224
Lease deposits	1,832	1,715
Deferred loan costs, net	3,948	4,542
Other assets	93	12
Total assets	$215,863	$226,428

LIABILITIES AND EQUITY

Current liabilities:
Current portion of notes payable and other debt	$24,249	$12,027
Current portion of convertible debt, net of discounts	14,000	11,389
Revolving credit facilities and lines of credit	6,894	2,738
Accounts payable	17,729	23,783
Accrued expenses	15,644	13,264
Liabilities of disposal group held for sale	5,197	—
Liabilities of variable interest entity held for sale	5,954	6,034
Total current liabilities	89,667	69,235

Notes payable and other debt, net of current portion:
Senior debt, net of discounts	86,832	107,858
Bonds, net of discounts	7,007	6,996
Revolving credit facilities	1,121	5,765
Convertible debt	—	7,500
Other liabilities	1,916	1,589
Deferred tax liability	—	191
Total liabilities	186,543	199,134

Commitments and contingencies

Preferred stock, no par value; 5,000 shares authorized; 950 shares issued and outstanding, redemption amount 23,750 at both September 30, 2014 and December 31, 2013, respectively	20,392	20,442

Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 18,811 and 16,016 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	61,251	48,370
Accumulated deficit	(50,141)	(39,884)
Total stockholders’ equity	11,110	8,486
Noncontrolling interest in subsidiary	(2,182)	(1,634)
Total equity	8,928	6,852
Total liabilities and equity	$215,863	$226,428

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in 000’s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Patient care revenues	$56,637	$53,126	$165,196	$160,471
Management revenues	354	521	1,140	1,529
Rental revenues	88	—	88	—
Total revenues	57,079	53,647	166,424	162,000

Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	47,198	43,802	137,743	134,392
General and administrative expense	3,578	4,583	12,318	14,016
Audit committee investigation expense	—	302	—	2,284
Facility rent expense	1,695	1,702	5,085	5,077
Depreciation and amortization	1,906	1,779	5,716	5,245
Salary retirement and continuation costs	1,489	5	2,771	154
Total expenses	55,866	52,173	163,633	161,168
Income from Operations	1,213	1,474	2,791	832

Other Income (Expense):
Interest expense, net	(2,644)	(3,204)	(7,916)	(9,459)
Acquisition costs, net of gains	(8)	(33)	(8)	(610)
Derivative gain	—	1,989	—	2,178
Loss on extinguishment of debt	(1,220)	(6)	(1,803)	(33)
Loss on disposal of assets	—	(6)	—	(10)
Other (expense) income	(444)	15	(636)	15
Total other expense, net	(4,316)	(1,245)	(10,363)	(7,919)

(Loss) Income from Continuing Operations Before Income Taxes	(3,103)	229	(7,572)	(7,087)
Income tax benefit (expense)	244	54	236	(24)
(Loss) Income from Continuing Operations	(2,859)	283	(7,336)	(7,111)

Loss from Discontinued Operations, Net of Tax	(690)	(696)	(1,531)	(2,998)
Net Loss	(3,549)	(413)	(8,867)	(10,109)

Net Loss Attributable to Noncontrolling Interests	218	195	548	629
Net Loss Attributable to AdCare Health Systems, Inc.	(3,331)	(218)	(8,319)	(9,480)

Preferred stock dividend	(646)	(306)	(1,938)	(918)
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(3,977)	$(524)	$(10,257)	$(10,398)

Net loss per Common Share attributable to AdCare Health Systems, Inc.
Common Stockholders -
Basic:
Continuing Operations	$(0.18)	$0.01	$(0.50)	$(0.50)
Discontinued Operations	(0.04)	(0.04)	(0.09)	(0.20)
	$(0.22)	$(0.03)	$(0.59)	$(0.70)

Diluted:
Continuing Operations	$(0.18)	$0.01	$(0.50)	$(0.50)
Discontinued Operations	(0.04)	(0.04)	(0.09)	(0.20)
	$(0.22)	$(0.03)	$(0.59)	$(0.70)

Weighted Average Common Shares Outstanding:
Basic	18,134	14,962	17,539	14,805
Diluted	18,134	14,962	17,539	14,805

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
TRAILING FIVE QUARTERS
(Amounts in 000's)
(Unaudited)

	For Three Months Ended

	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014
Revenues:
Patient care revenues	$53,126	$53,239	$53,797	$54,762	$56,637
Management revenues	521	568	482	304	354
Rental revenues	—	—	—	—	88
Total revenues	53,647	53,807	54,279	55,066	57,079
Expenses:
Cost of services (exclusive of facility rent, depreciation and amortization)	43,802	43,925	44,821	45,724	47,198
General and administrative expenses	4,583	5,016	4,561	4,179	3,578
Audit committee investigation expense	302	102	—	—	—
Facility rent expense	1,702	1,712	1,698	1,692	1,695
Depreciation and amortization	1,779	1,946	1,856	1,954	1,906
Salary retirement and continuation costs	5	—	—	1,282	1,489
Total expenses	52,173	52,701	52,936	54,831	55,866
Income from Operations	1,474	1,106	1,343	235	1,213

Other Income (Expense):
Interest expense, net	(3,204)	(2,891)	(2,622)	(2,650)	(2,644)
Acquisition costs, net of gains	(33)	45	—	—	(8)
Derivative gain	1,989	829	—	—	—
Loss on extinguishment of debt	(6)	(77)	(583)	—	(1,220)
Loss on disposal of assets	(6)	—	—	—	—
Other income (expense)	15	(321)	(109)	(83)	(444)
Total other expense, net	(1,245)	(2,415)	(3,314)	(2,733)	(4,316)

(Loss) Income from Continuing Operations Before Income Taxes	229	(1,309)	(1,971)	(2,498)	(3,103)
Income tax benefit (expense)	54	(118)	(8)	—	244
Income (Loss) from Continuing Operations	283	(1,427)	(1,979)	(2,498)	(2,859)
Loss from Discontinued Operations, Net of Tax	(696)	(1,828)	(544)	(297)	(690)
Net Loss	(413)	(3,255)	(2,523)	(2,795)	(3,549)
Net Loss Attributable to Noncontrolling Interest	195	168	173	157	218
Net Loss Attributable to AdCare Health Systems, Inc.	(218)	(3,087)	(2,350)	(2,638)	(3,331)
Preferred stock dividend	(306)	(646)	(646)	(646)	(646)
Net Loss Attributable to AdCare Health Systems, Inc. Common Stockholders	$(524)	$(3,733)	$(2,996)	$(3,284)	$(3,977)

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND
ADJUSTED EBITDAR FROM CONTINUING OPERATIONS
(Amounts in 000's)
(Unaudited)

	For Three Months Ended

	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014

Net Loss	$(413)	$(3,255)	$(2,523)	$(2,795)	$(3,549)
Impact of discontinued operations	696	1,828	544	297	690
Net (loss) income from continuing operations (Per GAAP)	283	(1,427)	(1,979)	(2,498)	(2,859)
Add back:
Interest expense, net	3,204	2,891	2,622	2,650	2,644
Income tax (benefit) expense	(54)	118	8	—	(244)
Amortization of stock-based compensation	186	360	513	226	244
Depreciation and amortization	1,779	1,946	1,856	1,954	1,906
Acquisition costs, net of gain	33	(45)	—	—	8
Loss on extinguishment of debt	6	77	583	—	1,220
Derivative gain	(1,989)	(829)	—	—	—
Loss on disposal of assets	6	—	—	—	—
Audit committee investigation expense	302	102	—	—	—
Reincorporation - Georgia	—	91	—	—	—
Salary retirement and continuation costs	5	—	—	1,282	1,489
Other (income) expenses	(15)	321	109	83	444
Adjusted EBITDA from continuing operations	3,746	3,605	3,712	3,697	4,852
Facility rent expense	1,702	1,712	1,698	1,692	1,695
Adjusted EBITDAR from continuing operations	$5,448	$5,317	$5,410	$5,389	$6,547

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTARY SCHEDULES
(Unaudited)
	2013					2014
End of Period Data	Q1	Q2	Q3	9 Mo. YTD	Q4	Q1	Q2	Q3	9 Mo. YTD

Number of Facilities
SNF
Owned	23	23	23	23	23	23	23	23	23
Leased	8	8	8	8	8	8	8	8	8
Managed	10	10	10	10	10	3	3	3	3
ALF
Owned	2	2	2	2	2	2	2	2	2
IL
Managed	1	1	1	1	1	1	1	1	1
Total	44	44	44	44	44	37	37	37	37

Number of Operational Beds
SNF
Owned	2,458	2,458	2,458	2,458	2,458	2,458	2,458	2,458	2,458
Leased	1,038	1,038	1,038	1,038	1,038	1,038	1,038	1,038	1,038
Managed	813	813	813	813	813	510	510	510	510
ALF
Owned	112	112	112	112	112	112	112	112	112
IL
Managed	83	83	83	83	83	83	83	83	83
Total at Period End	4,504	4,504	4,504	4,504	4,504	4,201	4,201	4,201	4,201
Total Weighted Average (d)	3,608	3,608	3,608	3,608	3,608	3,608	3,608	3,608	3,608

SNF + ALF % Owned	71.2%	71.2%	71.2%	71.2%	71.2%	71.2%	71.2%	71.2%	71.2%
SNF + ALF % Leased	28.8%	28.8%	28.8%	28.8%	28.8%	28.8%	28.8%	28.8%	28.8%

Revenue Mix % (b)
Skilled (c)	32.8%	32.0%	29.4%	31.4%	29.1%	31.8%	32.8%	31.7%	32.1%
Medicaid	51.9%	52.8%	53.4%	52.7%	53.1%	52.1%	51.6%	51.8%	51.8%
Private + Other	15.3%	15.2%	17.2%	15.9%	17.8%	16.1%	15.6%	16.5%	16.1%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%

Patient Days (b)
Skilled (c)	39,717	39,400	35,119	114,236	34,416	37,632	39,375	39,387	116,394
Medicaid	171,584	177,100	179,990	528,674	177,154	174,512	176,155	181,017	531,684
Private + Other	39,697	39,279	42,203	121,179	45,625	40,535	41,849	44,312	126,696
Total	250,998	255,779	257,312	764,089	257,195	252,679	257,379	264,716	774,774

Patient Day Mix % (a)
Skilled (c)	16.4%	16.0%	14.1%	15.5%	13.9%	15.5%	15.9%	15.4%	15.6%
Medicaid	70.1%	71.0%	71.6%	70.9%	70.8%	70.9%	70.4%	70.2%	70.5%
Private + Other	13.5%	13.0%	14.3%	13.6%	15.3%	13.6%	13.7%	14.4%	13.9%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Rates Per Patient Day (a)
Skilled (c)	$441.73	$436.66	$444.47	$440.82	$449.55	$454.85	$456.80	$455.22	$455.64
Medicaid	$162.53	$161.22	$158.14	$160.60	$160.28	$161.34	$161.26	$162.84	$161.83
Private + Other	$177.58	$176.28	$177.01	$176.96	$178.01	$181.43	$178.10	$177.96	$179.12
Weighted Average Total	$217.89	$215.11	$210.86	$214.59	$211.81	$218.02	$218.25	$219.15	$218.49

Average Daily Census (b)
Skilled (c)	441	433	382	418	374	418	433	428	426
Medicaid	1,906	1,946	1,956	1,937	1,926	1,939	1,936	1,968	1,948
Private + Other	442	432	459	444	496	451	459	481	464
Total Average Daily Census	2,789	2,811	2,797	2,799	2,796	2,808	2,828	2,877	2,838

Occupancy (b)	77.3%	77.9%	77.5%	77.6%	77.5%	77.8%	78.4%	79.7%	78.7%

(in thousands)
Total Revenue (b)	$54,030	$54,323	$53,647	$162,000	$53,807	$54,279	$55,066	$57,079	$166,424
Adjusted EBITDAR (b)	$3,993	$4,888	$5,448	$14,329	$5,317	$5,410	$5,389	$6,547	$17,346
Adjusted EBITDA (b)	$2,316	$3,190	$3,746	$9,252	$3,605	$3,712	$3,697	$4,852	$12,261

(a) Skilled nursing only - excludes managed facilities
(b) AdCare consolidated incorporating discontinued operations
(c) Skilled is defined as Medicare A + Managed Care RUGS
(d) Consists of weighted average beds of SNF + ALF owned and leased facilities